Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 Amendment No. 4 (File No. 333-273465) of our report dated April 13, 2023, related to the consolidated financial statements of Adlai Nortye Ltd. and Subsidiaries as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, which appears in this Registration Statement of Adlai Nortye Ltd. and Subsidiaries. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Mazars USA LLP

New York, New York

September 27, 2023

1